Exhibit 99.1
The Duckhorn Portfolio Announces Fourth Quarter and Fiscal Year 2022 Financial Results

Fourth Quarter Net Sales of $78.0 million
Fourth Quarter Gross Margin Expands 190 Basis Points; Adjusted Gross Margin Expands 280 Basis Points
Fourth Quarter Net Income of $5.4 million; Adjusted Net Income of $9.0 million
Fourth Quarter Adjusted EBITDA of $22.3 million
Introduces Fiscal Year 2023 Guidance
St. Helena, CA, September 28, 2022 – The Duckhorn Portfolio, Inc. (NYSE: NAPA) (the “Company”) today reported its financial results for the three months ended July 31, 2022.
Fourth Quarter 2022 Highlights
▪Net sales were $78.0 million, an increase of $7.1 million, or 10.0%, versus the prior year period.
▪Gross profit was $39.3 million, an increase of $4.9 million, or 14.4%, versus the prior year period. Gross profit margin was 50.4%, up 190 basis points versus the prior year period. Adjusted gross profit was $40.4 million, an increase of $5.7 million, or 16.4%, versus the prior year period. Adjusted gross profit margin was 51.8%, up 280 basis points versus the prior year period.
▪Net income was $5.4 million, or $0.05 per diluted share, versus $7.4 million, or $0.06 per diluted share, in the prior year period. Adjusted net income was $9.0 million, or $0.08 per diluted share, versus $9.2 million, or $0.08 per diluted share, in the prior year period.
▪Adjusted EBITDA was $22.3 million, an increase of $3.9 million, or 21.3%, and margin improved 266 basis points versus the prior year period.
▪Cash was $3.2 million as of July 31, 2022. The Company’s leverage ratio was 1.8x net debt (net of deferred financing costs), to trailing twelve months adjusted EBITDA.

Fiscal Year 2022 Highlights
▪Net sales were $372.5 million, an increase of $35.9 million, or 10.7%, versus the prior year.
▪Gross profit was $185.2 million, an increase of $17.8 million, or 10.5%, versus the prior year. Gross profit margin was 49.7%, the same as the prior year. Adjusted gross profit was $190.9 million, an increase of $21.3 million, or 12.6%, versus the prior year. Adjusted gross profit margin was 51.3%, up 87 basis points versus the prior year.
▪Net income was $60.2 million, or $0.52 per diluted share, versus $56.0 million, or $0.52 per diluted share, in the prior year. Adjusted net income was $71.2 million, or $0.62 per diluted share, versus $62.4 million, or $0.58 per diluted share, in the prior year. Adjusted net income increased $8.8 million, or 14.1%, compared to the prior year. Adjusted earnings per share would have been $0.51 per diluted share for the prior year if similarly burdened by public company costs for the full year and using the Fiscal 2022 diluted share count.
▪Adjusted EBITDA was $127.6 million, an increase of $10.3 million, or 8.8%, versus the prior year. Adjusted EBITDA increased $15.3 million, or 13.6%, and margin expanded approximately 90 basis points versus the prior year if the prior year were similarly burdened by public company costs for the full year.

“I am pleased to report strong fourth quarter and fiscal year results, rounding out another exceptional year for The Duckhorn Portfolio,” commented Alex Ryan, President, Chief Executive Officer and Chairman. “We delivered impressive quarterly performance, both in sales and profitability, despite a dynamic and inflationary environment. I would specifically note the double-digit, volume-driven sales growth and the solid gross margin expansion. Our results reflect sustained, healthy share gains within luxury wine, which benefits from the continued premiumization tailwind.”

Ryan continued, “Looking to fiscal year 2023, we believe we are well-positioned to continue to outpace the growing luxury wine segment. While we are mindful of macro uncertainties, we believe that our core customer will continue to be resilient. Furthermore, we remain optimistic about our long-term prospects and our ability to execute against a considerable distribution whitespace opportunity. Our exemplary product offering, differentiated go-to-market strategy, prudent growth investments and strong relationships within the trade give us confidence that we will deliver sustainable, profitable growth that seeks to maximize stakeholder value over the long-term.”
Fourth Quarter 2022 Results

	Three months ended July 31,		Fiscal year ended July 31,
	2022	2021	2022	2021
Net sales growth	10.0%	35.7%	10.7%	24.4%
Volume contribution	7.1%	40.4%	9.4%	32.4%
Price / mix contribution	2.9%	(4.6)%	1.3%	(8.0)%

	Three months ended July 31,		Fiscal year ended July 31,
	2022	2021	2022	2021
Wholesale – Distributors	67.2%	68.9%	66.3%	65.3%
Wholesale – California direct to trade	18.9	18.5	17.9	16.9
DTC	13.9	12.6	15.8	17.8
Net sales	100.0%	100.0%	100.0%	100.0%
Note: Sum of individual amounts may not recalculate due to rounding.

Net sales were $78.0 million, an increase of $7.1 million, or 10.0%, versus $70.9 million in the prior year period. The increase in net sales was driven by 7.1% volume growth which lapped a robust 40.4% growth rate in the prior year period, supported by positive price/mix contribution of 2.9%. The positive price/mix contribution was primarily attributable to DTC channel sales out-performance relative to wholesale channel growth, augmented by favorable brand mix movements evident in the strong net sales performance for both our wholesale California direct to trade channel and our wholesale to distributor channel versus the prior year period. We now refer to our sales directly to retail accounts in California, a point of distinction among large California wine producers, as the “Direct to Trade Channel”. On a like-for-like basis, pricing changes were immaterial to our sales performance.
Gross profit was $39.3 million, an increase of $4.9 million, or 14.4%, versus the prior year period. Gross profit margin was 50.4%, improving 190 basis points versus the prior year period as a result of favorable brand and channel mix shifts led by higher margin DTC channel growth. Adjusted gross profit was $40.4 million, an increase of $5.7 million, or 16.4%, versus the prior year period, and adjusted gross profit margin was 51.8%, up 280 basis points versus the prior year period after adjusting for inventory reserves and the impact of purchase accounting in connection with prior business acquisitions.

Total selling, general and administrative expenses were $27.7 million, an increase of $3.3 million, or 13.5%, versus $24.4 million in the prior year period. The increase was primarily attributed to investments in our workforce to support our long-term growth strategy, transaction expenses (including an equity follow-on offering and costs incurred in connection with other transactions) and higher professional service fees.

Net income was $5.4 million, or $0.05 per diluted share, versus $7.4 million, or $0.06 per diluted share, in the prior year period. Adjusted net income was $9.0 million, or $0.08 per diluted share, versus $9.2 million, or $0.08 per diluted share, in the prior year period. The decrease in adjusted net income was due to increases in operating expenses, income tax expense (due to greater profitability and year-end tax provision adjustments), and higher interest expense that were nearly offset by higher net sales and profitability compared to the prior year period.

Adjusted EBITDA was $22.3 million, an increase of $3.9 million, or 21%, versus $18.4 million in the prior year period. Adjusted EBITDA margin improved 266 basis points versus the prior year period. The increase was driven by higher net sales, partially offset by the increases in selling, general and administrative expenses noted earlier.

Fiscal Year 2023 Guidance
For Fiscal Year 2023, the Company expects to realize continued top line growth as a result of The Duckhorn Portfolio’s superior brand strength, scaled and highly diversified business model within the luxury wine segment, in addition to ongoing premiumization tailwinds. While we are mindful of macro uncertainties, we believe planned pricing increases will generally offset cost of goods inflation. Profitability growth will be moderately tempered. Greater year-on-year contribution from Kosta Browne will be offset by mix pressures associated with the growth of Duckhorn Vineyards and Decoy, as well as greater net sales dollar contribution from the off-premise channel. Adjusted SG&A, as a percentage of net sales, will increase year-over-year as the Company makes strategic investments intended to execute against its considerable distribution whitespace opportunity, which underpins its long-term growth.

The following table provides the Company's guidance range for fiscal year 2023:

(amounts in millions, except per share data and percentages)	Fiscal year ended July 31, 2023
Net sales	$393	-	$401
Adjusted EBITDA	$132	-	$137
Adjusted EPS	$0.62	-	$0.64
Diluted share count	115	-	116
Effective tax rate	25%	-	27%
Conference Call and Webcast
The Company will host a conference call and webcast today with an accompanying presentation to discuss these results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Investors interested in participating in the live call can dial 844-200-6205 from the U.S. and 929-526-1599 internationally, and enter confirmation code 710910. A telephone replay will be available approximately two hours after the call concludes through Wednesday, October 12, 2022 by dialing 866-813-9403 from the U.S., or +44 204-525-0658 from international locations, and entering confirmation code 235105. There will also be a simultaneous, live webcast available on the Company’s investor relations website at https://ir.duckhorn.com. The webcast will be archived for 30 days.
About The Duckhorn Portfolio, Inc.
The Duckhorn Portfolio is North America’s premier luxury wine company, with ten wineries, eight state-of-the-art winemaking facilities, seven tasting rooms and over 1,100 coveted acres of vineyards spanning 33 Estate properties. Established in 1976, when vintners Dan and Margaret Duckhorn founded Napa Valley’s Duckhorn

Vineyards, today, our portfolio features some of North America’s most revered wineries, including Decoy, Paraduxx, Goldeneye, Migration, Canvasback, Calera, Kosta Browne, Greenwing and Postmark. Sourcing grapes from our own Estate vineyards and fine growers in Napa Valley, Sonoma County, Anderson Valley, California’s North and Central coasts, and Washington State, we offer a curated and comprehensive portfolio of acclaimed luxury wines with price points ranging from $20 to $200 across more than 15 varietals and 25 appellations. Our wines are available throughout the United States, on five continents, and in more than 50 countries around the world. To learn more, visit us at: https://www.duckhornportfolio.com/. Investors can access information on our investor relations website at: https://ir.duckhorn.com.
Use of Non-GAAP Financial Information
In addition to the Company’s results which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: adjusted gross profit, adjusted EBITDA, adjusted net income and adjusted EPS. Certain of these non-GAAP measures exclude depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses, inventory write-downs, changes in the fair value of derivatives, and certain other items, net of the tax effects of all such adjustments, which are not related to the Company’s core operating performance. The Company believes that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. The Company’s management team uses these non-GAAP financial measures to evaluate business performance in comparison to budgets, forecasts and prior period financial results. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Forward-Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. For example, all statements The Duckhorn Portfolio makes relating to its estimated and projected financial results or its plans and objectives for future operations, growth initiatives or strategies are forward-looking statements. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to manage the growth of its business; the Company’s reliance on its brand name, reputation and product quality; the effectiveness of the Company’s marketing and advertising programs; general competitive conditions, including actions the Company’s competitors may take to grow their businesses; overall decline in the health of the economy and the impact of inflation on consumer discretionary spending; the occurrence of severe weather events (including fires, floods and earthquakes), catastrophic health events, natural or man-made disasters, social and political conditions, war or civil unrest; risks associated with disruptions in the Company’s supply chain for grapes and raw and processed materials, including corks, glass bottles, barrels, winemaking additives and agents, water and other supplies; risks associated with the disruption of the delivery of the Company’s wine to customers; the impact of COVID-19 and its variants on the Company’s customers, suppliers, business operations and financial results; disrupted or delayed service by the distributors and government agencies the

Company relies on for the distribution of its wines outside of California; the Company’s ability to successfully execute its growth strategy; decreases in the Company’s wine score ratings by wine rating organizations; quarterly and seasonal fluctuations in the Company’s operating results; the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; the Company’s ability to protect its trademarks and other intellectual property rights, including its brand and reputation; the Company’s ability to comply with laws and regulations affecting its business, including those relating to the manufacture, sale and distribution of wine; the risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to both domestic and to international markets; claims, demands and lawsuits to which the Company is, and may in the future, be subject and the risk that its insurance or indemnities coverage may not be sufficient; the Company’s ability to operate, update or implement its IT systems; the Company’s ability to successfully pursue strategic acquisitions and integrate acquired businesses; the Company’s potential ability to obtain additional financing when and if needed; the Company’s substantial indebtedness and its ability to maintain compliance with restrictive covenants in the documents governing such indebtedness; the Company’s sponsor’s significant influence over the Company, and the Company’s status as a “controlled company” under the rules of the New York Stock Exchange; the potential liquidity and trading of the Company’s securities; the future trading prices of the Company’s common stock and the impact of securities analysts’ reports on these prices; and the risks identified in the Company’s other filings with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
Contacts
Investor Contact
Chris Mandeville, ICR
ir@duckhorn.com
707-302-2635

Media Contact
Jessica Liddell, ICR
DuckhornPR@icrinc.com
203-682-8200

THE DUCKHORN PORTFOLIO, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except shares and per share data)

	July 31, 2022	July 31, 2021
ASSETS
Current assets
Cash	$3,167	$4,244
Accounts receivable trade, net	37,026	33,253
Inventories	285,430	267,737
Prepaid expenses and other current assets	13,898	9,167
Total current assets	339,521	314,401
Long-term assets
Property and equipment, net	269,659	240,939
Intangible assets, net	191,786	200,547
Operating lease right-of-use assets	23,375	—
Goodwill	425,209	425,209
Other long-term assets	1,963	2,021
Total long-term assets	911,992	868,716
Total assets	$1,251,513	$1,183,117

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$3,382	$3,556
Accrued expenses	29,475	21,557
Accrued compensation	12,893	16,845
Deferred revenue	272	3,102
Current operating lease liabilities	3,498	—
Current maturities of long-term debt	9,810	11,324
Other current liabilities	672	397
Total current liabilities	60,002	56,781
Long-term liabilities
Revolving line of credit, net	108,674	121,348
Long-term debt, net of current maturities and debt issuance costs	105,074	114,625
Operating lease liabilities	19,732	—
Deferred income taxes	90,483	86,667
Other long-term liabilities	387	1,458
Total long-term liabilities	324,350	324,098
Total liabilities	384,352	380,879
Equity
Common stock, $0.01 par value; 500,000,000 shares authorized, 115,184,161 and 115,046,793 issued and outstanding at July 31, 2022 and July 31, 2021, respectively	1,152	1,150
Additional paid-in capital	731,597	726,903
Retained earnings	133,824	73,634
Total The Duckhorn Portfolio, Inc. equity	866,573	801,687
Non-controlling interest	588	551
Total equity	867,161	802,238
Total liabilities and equity	$1,251,513	$1,183,117

THE DUCKHORN PORTFOLIO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except shares and per share data)

	Three months ended July 31,		Fiscal year ended July 31,
	2022	2021	2022	2021
Net sales (net of excise taxes of $1,059, $1,073, $5,115 and $4,855, respectively)	$78,009	$70,893	$372,510	$336,613
Cost of sales	38,678	36,506	187,330	169,265
Gross profit	39,331	34,387	185,180	167,348

Selling, general and administrative expenses	27,688	24,398	97,743	89,816
Casualty loss (gain), net	—	77	123	(6,559)
Income from operations	11,643	9,912	87,314	84,091

Interest expense	1,917	2,671	6,777	13,618
Other (income) expense, net	263	(1,499)	(2,214)	(6,505)
Total other expenses	2,180	1,172	4,563	7,113
Income before income taxes	9,463	8,740	82,751	76,978
Income tax expense	4,041	1,314	22,524	21,008
Net income	5,422	7,426	60,227	55,970
Less: Net (income) loss attributable to non-controlling interest	(2)	2	(37)	6
Net income attributable to The Duckhorn Portfolio, Inc.	$5,420	$7,428	$60,190	$55,976

Net income per share of common stock:
Basic	$0.05	$0.06	$0.52	$0.52
Diluted	$0.05	$0.06	$0.52	$0.52

Weighted average shares of common stock outstanding:
Basic	115,173,211	115,046,793	115,096,152	106,681,496
Diluted	115,376,739	115,294,078	115,363,578	106,934,853

THE DUCKHORN PORTFOLIO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, amounts in thousands)

	Fiscal year ended July 31,
	2022	2021
Cash flows from operating activities
Net income	$60,227	$55,970
Adjustments to reconcile net income to net cash from operating activities:
Deferred income taxes	3,817	2,029
Depreciation and amortization	23,427	21,343
(Gain) loss on disposal of assets	(528)	7
Change in fair value of derivatives	(1,695)	(5,848)
Amortization of debt issuance costs	1,608	1,623
Loss on debt extinguishment	—	272
Equity-based compensation	5,523	10,822
Inventory reserve adjustments	4,363	1,054
Change in operating assets and liabilities:
Accounts receivable trade, net	(3,773)	(6,789)
Inventories	(18,818)	(23,480)
Prepaid expenses and other current assets	(3,293)	(6,593)
Other long-term assets	1,258	(333)
Accounts payable	(262)	(45)
Accrued expenses	7,681	7,627
Accrued compensation	(3,953)	8,171
Deferred revenue	(2,830)	(1,045)
Other current and long-term liabilities	(3,920)	(513)
Net cash provided by operating activities	68,832	64,272
Cash flows from investing activities
Purchases of property and equipment	(44,644)	(13,689)
Proceeds from sales of property and equipment	910	122
Net cash used in investing activities	(43,734)	(13,567)
Cash flows from financing activities
Dividend to parent	—	(100,000)
Proceeds from issuance of common stock pursuant to the initial public offering, net of underwriters' discounts and commissions	—	187,500
Payments of deferred offering costs	(270)	(6,658)
Payments under revolving line of credit	(98,000)	(263,000)
Borrowings under revolving line of credit	84,000	143,500
Extinguishment of long-term debt	—	(38,131)
Issuance of long-term debt	—	38,131
Payments of long-term debt	(11,347)	(13,787)
Repayment of capital leases	—	(8)
Taxes paid related to net share settlement of equity awards	(845)	—
Proceeds from employee stock purchase plan	287	—
Debt issuance costs	—	(260)
Net cash used in financing activities	(26,175)	(52,713)
Net decrease in cash	(1,077)	(2,008)
Cash - Beginning of year	4,244	6,252
Cash - End of year	$3,167	$4,244
Supplemental cash-flow information
Cash paid during the year for:
Interest, net of amount capitalized	$5,179	$12,620
Income taxes	$17,674	$22,743
Non-cash investing and financing activities
Property and equipment additions in accounts payable and accrued expenses	$1,694	$1,369

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted gross profit, adjusted net income, adjusted EBITDA and adjusted EPS, collectively referred to as “Non-GAAP Financial Measures,” are commonly used in the Company’s industry and should not be construed as an alternative to net income or earnings per share as indicators of operating performance (as determined in accordance with GAAP). These Non-GAAP Financial Measures may not be comparable to similarly titled measures reported by other companies. The Company has included these Non-GAAP Financial Measures because it believes the measures provide management and investors with additional information to evaluate business performance in comparison to budgets, forecasts and prior year financial results.
Non-GAAP Financial Measures are adjusted to exclude certain items that affect comparability. The adjustments are itemized in the tables below. You are encouraged to evaluate these adjustments and the reason the Company considers them appropriate for supplemental analysis. In evaluating adjustments, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments set forth below. The presentation of Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or recurring items.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that the Company calculates as net income before interest, taxes, depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses (including certain inventory charges), changes in the fair value of derivatives and certain other items which are not related to our core operating performance. Adjusted EBITDA is a key performance measure the Company uses in evaluating its operational results. The Company believes adjusted EBITDA is a helpful measure to provide investors an understanding of how management regularly monitors the Company’s core operating performance, as well as how management makes operational and strategic decisions in allocating resources. The Company believes adjusted EBITDA also provides management and investors consistency and comparability with the Company’s past financial performance and facilitates period to period comparisons of operations, as it eliminates the effects of certain variations unrelated to its overall performance.
Adjusted EBITDA has certain limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations include:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;
•adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt;
•adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to the Company; and
•other companies, including companies in the Company’s industry, may calculate adjusted EBITDA differently, which reduce their usefulness as comparative measures.
Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net income and the Company’s other GAAP results. In evaluating adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by the types of items excluded from the calculation of adjusted EBITDA.

Adjusted Gross Profit
Adjusted gross profit is a non-GAAP financial measure that the Company calculates as gross profit excluding the impact of purchase accounting adjustments (including depreciation and amortization related to purchase accounting), bulk wine losses, and certain inventory charges. We believe adjusted gross profit is a useful measure to us and our investors to assist in evaluating our operating performance because it provides consistency and direct comparability with our past financial performance between fiscal periods, as the metric eliminates the effects of non-cash or other expenses unrelated to our core operating performance that would result in fluctuations in a given metric for reasons unrelated to overall continuing operating performance. Adjusted gross profit should not be considered a substitute for gross profit or any other measure of financial performance reported in accordance with GAAP.
Adjusted Net Income
Adjusted net income is a non-GAAP financial measure that the Company calculates as net income excluding the impact of non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses (including certain inventory charges), changes in the fair value of derivatives and certain other items unrelated to core operating performance, as well as the estimated income tax impacts of all such adjustments included in this non-GAAP performance measure. We believe adjusted net income assists us and our investors in evaluating our performance period-over-period. In calculating adjusted net income, we also calculate the following non-GAAP financial measures which adjust each GAAP-based financial measure for the relevant portion of each adjustment to reach adjusted net income:
•Adjusted net sales – calculated as net sales excluding the impact of purchase accounting and bulk wine losses;
•Adjusted SG&A – calculated as selling, general, and administrative expenses excluding the impacts of purchase accounting, transaction expenses, equity-based compensation, and COVID-19 costs;
•Adjusted income tax – calculated as the tax effect of all adjustments to reach adjusted net income based on the applicable blended statutory tax rate for the period.
Adjusted net income should not be considered a substitute for net income or any other measure of financial performance reported in accordance with GAAP.
Adjusted EPS
Adjusted EPS is a non-GAAP financial measure that the Company calculates as adjusted net income divided by diluted share count for the applicable period. We believe adjusted EPS is useful to us and our investors because it improves the comparability of results of operations from period to period. Adjusted EPS should not be considered a substitute for net income per share or any other measure of financial performance reported in accordance with GAAP.

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Three months ended July 31, 2022 and 2021
(Unaudited, amounts in thousands, except shares and per share data)

				Three months ended July 31, 2022
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$78,009	$39,331	$27,688	$5,420	$4,041	$5,420	$0.05
Percentage of net sales		50.4%	35.5%	6.9%
Interest expense				1,917
Income tax expense				4,041
Depreciation and amortization expense		141	(1,812)	6,081
EBITDA				$17,459
Purchase accounting adjustments		121		121	33	88	—
Transaction expenses			(2,578)	2,578	640	1,938	0.02
Inventory write-down		780		780	212	568	—
Change in fair value of derivatives				252	68	184	—
Equity-based compensation			(1,094)	1,094	262	832	0.01
Non-GAAP results	$78,009	$40,373	$22,204	$22,284	$5,256	$9,030	$0.08
Percentage of net sales		51.8%	28.5%	28.6%
				Three months ended July 31, 2021
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$70,893	$34,387	$24,398	$7,428	$1,314	$7,428	$0.06
Percentage of net sales		48.5%	34.4%	10.5%
Interest expense				2,671
Income tax expense				1,314
Depreciation and amortization expense		70	(1,933)	4,909
EBITDA				$16,322
Purchase accounting adjustments		241		241	66	175	—
Transaction expenses			(1,680)	1,680	459	1,222	0.01
Impairment loss				—	—	—	—
Change in fair value of derivatives				(1,030)	(281)	(748)	(0.01)
Equity-based compensation			(1,064)	1,064	32	1,031	0.01
Wildfire costs				77	21	56	—
Non-GAAP results	$70,893	$34,698	$19,721	$18,354	$1,611	$9,164	$0.08
Percentage of net sales		48.9%	27.8%	25.9%

Note: Sum of individual amounts may not recalculate due to rounding.

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Fiscal years ended July 31, 2022 and 2021
(Unaudited, amounts in thousands, except shares and per share data)

				Fiscal year ended July 31, 2022
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$372,510	$185,180	$97,743	$60,190	$22,524	$60,190	$0.52
Percentage of net sales		49.7%	26.2%	16.2%
Interest expense				6,777
Income tax expense				22,524
Depreciation and amortization expense		559	(7,611)	23,427
EBITDA				$112,918
Purchase accounting adjustments		467		467	127	340	—
Transaction expenses			(5,694)	5,694	1,384	4,310	0.04
Inventory write-down		4,715		4,715	1,282	3,433	0.03
Change in fair value of derivatives				(1,695)	(461)	(1,234)	(0.01)
Equity-based compensation			(4,675)	5,334	1,298	4,036	0.03
Wildfire costs				123	33	90	—
Non-GAAP results	$372,510	$190,921	$79,763	$127,556	$26,187	$71,165	$0.62
Percentage of net sales		51.3%	21.4%	34.2%

				Fiscal year ended July 31, 2021
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$336,613	$167,348	$89,816	$55,976	$21,008	$55,976	$0.52
Percentage of net sales		49.7%	26.7%	16.6%
Interest expense				13,618
Income tax expense				21,008
Depreciation and amortization expense		566	(7,717)	21,343
EBITDA				$111,945
Purchase accounting adjustments		1,690		1,690	461	1,229	0.01
Transaction expenses			(3,984)	3,984	1,087	2,897	0.03
Change in fair value of derivatives				(5,848)	(1,596)	(4,252)	(0.04)
Equity-based compensation			(10,602)	10,602	321	10,280	0.10
Casualty loss (gain), net				(7,832)	(2,137)	(5,695)	(0.05)
Loss on debt extinguishment				272	74	198	—
IPO preparation costs			(405)	405	111	295	—
Wildfire costs				1,273	347	925	0.01
COVID-19 Costs			(717)	717	196	521	—
Non-GAAP results	$336,613	$169,604	$66,391	$117,208	$19,872	$62,374	$0.58
Percentage of net sales		50.4%	19.7%	34.8%

Note: Sum of individual amounts may not recalculate due to rounding.